TIDAL TRUST III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 113 and Amendment No. 116, to the Registration Statement on Form N-1A of Alpha Brands Consumption Leaders ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 21, 2025